Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

dated as of July 15, 2004

between

LG.Philips LCD Co., Ltd.

and

LG Electronics Inc.

TABLE OF CONTENTS

SECTION 1. DEFINITIONS		1

1.1.	Defined terms	1

1.2.	General interpretive principles	2

SECTION 2. REGISTRATION RIGHTS		3

2.1.	Demand registrations	3

2.2.	Piggyback registrations	4

2.3.	Black-out periods	6

2.4.	Registration procedures	7

2.5.	Underwritten offerings	10

2.6.	No inconsistent agreements; additional rights	11

2.7.	Registration expenses	11

2.8.	Indemnification	11

2.9.	Rules 144 and 144A	14

SECTION 3. MISCELLANEOUS		14

3.1.	Term	14

3.2.	Notices	14

3.3.	Governing law; service of process; consent to jurisdiction	15

3.4.	Severability	16

3.5.	Amendment; waiver	16

3.6.	Counterparts	16

3.7.	Assignment	16

3.8.	Other agreements	16

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 15, 2004, by and between LG.PHILIPS LCD CO., LTD., a company organized and existing under the laws of Korea (the “Issuer”), and LG ELECTRONICS INC., a company organized and existing under the laws of Korea (“LGE”).

SECTION 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ADS” means American depositary shares evidenced by American depositary receipts issuable upon deposit of shares of common stock of the Issuer.

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer after consultation with counsel to the Issuer (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would likely have a material adverse effect on the Issuer or its business or on the Issuer’s ability to effect a material acquisition, disposition or financing.

“Agreement” has the meaning set forth in the preamble hereto.

“Allocation Percentage” means, with respect to any Person that has requested participation in a Piggyback Registration, the percentage derived by dividing (i) the number of Registrable Securities of a class that such Person has requested to include in such Piggyback Registration by (ii) the aggregate number of Registrable Securities of such class that all such Persons have requested to include.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Issuer” has the meaning set forth in the preamble and shall include the Issuer’s successors by merger, acquisition, reorganization or otherwise.

“LGE” has the meaning set forth in the preamble hereto.

“Loss” has the meaning set forth in Section 2.8(a).

“NASD” means NASD, Inc.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Registrable Securities” means any common stock, including in the form of ADSs, of the Issuer held by LGE, whether as of the date of this Agreement or thereafter acquired, and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Issuer and (B) may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act.

“registration” means a registration of the Issuer’s securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Underwritten Offering” means a registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2. REGISTRATION RIGHTS

2.1. Demand Registration.

(a) Demand by LGE. (i) At any time after the later of the first anniversary of the listing of the Issuer’s common stock on the Korea Stock Exchange or American Depositary Shares on the New York Stock Exchange, LGE may make a written request to the Issuer for registration of (A) all of the Registrable Securities held by LGE or (B) any part of the Registrable Securities held by LGE, provided that the estimated market value of the Registrable Securities to be registered pursuant to this clause (B) is at least $100 million in the aggregate. Any such requested registration shall hereinafter be referred to as a “Demand Registration.” Each written request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof and LGE shall send a copy to Koninklijke Philips Electronics N.V. (“Philips”) on or prior to the date on which LGE delivers such request to the Issuer.

(ii) As promptly as practicable (and, in any event, within 120 days) following receipt of a request for a Demand Registration, the Issuer shall file a Registration Statement relating to such Demand Registration; thereafter, the Issuer shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act.

(iii) In the event of any registration of Registrable Securities pursuant to this Section 2.1, the Issuer shall not, without the express written consent of LGE, cause or permit any other securities of the Issuer or of any other Person (whether such securities are to be issued by the Issuer, are held in the Issuer’s treasury or are then outstanding and held by other Persons) to be covered by such registration statement or otherwise to be included in such registration.

(b) Limitation on Demand Registrations. In no event shall the Issuer be required to effect more than two Demand Registrations at the request of LGE in each successive 24-month period following the expiration of the one-year period following the later of the date of the listing of the Issuer’s common stock on the Korea Stock Exchange or American Depositary Shares on the New York Stock Exchange and the Issuer shall not be required to effect any Demand Registration within six months of the closing date of the sale of Registrable Securities registered pursuant to a previous Demand Registration effected by the Issuer for LGE or any other Person with similar demand registration rights.

(c) Demand Withdrawal. LGE may withdraw its Registrable Securities from a Demand Registration at any time. If all Registrable Securities are withdrawn, the Issuer shall cease all efforts to secure registration, and such registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.1(b).

(d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); provided, however, that the foregoing 180-day period shall be extended by the aggregate number of days that the Issuer shall have suspended the use of such Registration Statement pursuant to Section 2.1(e).

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice to LGE of its determination that it is required to make an Adverse Disclosure, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement. In the event the Issuer exercises its rights under the preceding sentence, LGE agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify LGE of the expiration of any period during which it exercised its rights under this Section 2.1(e), provided, however, that (i) the Issuer shall not be permitted to effect such postponement more than twice during the 12 months immediately preceding the commencement of such postponement, and (ii) in no event shall the period of time during which the Issuer, pursuant to this Section 2.1(e), may postpone one or more registration statements during the 12 months immediately preceding the commencement of any postponement exceed in the aggregate 90 calendar days, unless, in the case of the foregoing clauses (i) and (ii), LGE shall have sold all of the Registrable Securities included in the Registration Statement(s) that were subject to the previous postponement(s) in that 12-month period. Notwithstanding Section 2.1(c) hereof, in the event that the Issuer exercises its rights pursuant to this Section 2.1(e), LGE may by notice to the Issuer withdraw its request for registration, including in respect of securities subject to an effective registration statement, and the applicable request for registration shall not be deemed to be the exercise of a demand by LGE under this Section 2.1.

(f) Underwritten Offering. If LGE so elects pursuant to a Demand Registration, such offering shall be in the form of an Underwritten Offering. LGE shall have the right to select, with the approval of the Issuer, which approval shall not be unreasonably withheld, the managing underwriter or underwriters for such offering.

(g) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to LGE and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in LGE’s requests for such registration.

2.2. Piggyback Registrations.

(a) Participation. (i) If the Issuer at any time proposes to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any holders (other than Philips)of its equity securities (other than (A) a registration under Section 2.1 hereof, (B) a registration on Form F-4, S-4 or S-8 or any successor form to such forms or (C) a registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than 45 days prior to the proposed date of filing such Registration Statement), the Issuer shall give written notice of such proposed filing to LGE, and such notice shall offer the opportunity to register such number of Registrable Securities as LGE may request in writing (a “Piggyback Registration”). To the extent known at the time, such notice shall specify the underwriters, the terms of the underwriting arrangement, the method of distribution, the timetable and a good faith estimate of the maximum offering price. Subject to Section 2.2(b), if the Issuer is filing a Registration Statement with respect to any offering of its equity securities for its own account, the Issuer shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 30 days after the receipt by LGE of any such notice. Subject to Section 2.2(b), if the Issuer is filing a Registration Statement with respect to any offering of its equity securities for the account of any holder of its equity securities, the Issuer shall, after receiving the consent of such holder of its equity securities, include in such Registration Statement all such Registrable Securities which are requested to be included therein within 30 days after the receipt by LGE of any such notice. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice of such determination to LGE and, (x) in the case of a determination not to register, shall be relieved of its obligation pursuant to this Section 2.2 to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(ii) If the offering pursuant to a Piggyback Registration is to be an Underwritten Offering, then LGE must, and the Issuer shall make such arrangements with the underwriters so that LGE may, participate in such Underwritten Offering on the same terms as the Issuer and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then LGE must participate in such offering on such other basis.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, the Issuer) informs LGE in writing that, in its or their opinion, the total amount or kind of securities which LGE and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of the securities offered or the market for the class of securities offered, then LGE has the right to withdraw all or part of its Registrable Securities from the Piggyback Registration by written notice to the Issuer not later than 10 days after the managing underwriter or underwriters has so informed LGE, and if LGE does not exercise this right, the securities to be included in such registration shall be allocated as follows:

(i)	first, 100% of the securities that the Issuer (only in case the offering is proposed at the Issuer’s initiative) or any Person (other than LGE) exercising a contractual right to demand registration has proposed to sell shall be included therein;

(ii)	second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of LGE and other securities of such class held by other Persons that have a contractual right to participate in such registration that, in the opinion of such underwriter or underwriters (or in the case of a Piggyback Registration not being underwritten, the Issuer), can be sold without having such significant adverse effect shall be included therein, with such number to be allocated pro rata among all Persons that have requested participation in such Piggyback Registration (based, for each such Person, on such Person’s Allocation Percentage); and

(iii)	third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration shall be included therein.

2.3. Black-out Periods

(a) Black-out Periods for LGE. In the event of a registration by the Issuer (the “Issuer Registration”), LGE agrees, if requested by the Issuer (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution of any securities (except (i) as part of the applicable registration or any other pending or effective registration on which Registrable Securities of LGE are registered or to be registered, or (ii) in connection with a public offer to acquire a majority or more of the voting securities of the Issuer (unless such sale or distribution by LGE pursuant to this clause (ii) would have a material adverse effect on the distribution of the securities covered by the Issuer Registration)) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Issuer or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent LGE is timely notified in writing by the Issuer or the managing underwriter or underwriters; provided, however, that this Section 2.3(a) shall not be effective unless (i) Philips and all directors and executive officers of the Issuer have executed and delivered an agreement to the Issuer that is substantially similar to this Section 2.3(a), and (ii) the Issuer has used its reasonable efforts to obtain agreements substantially similar to this Section 2.3(a) from each holder (other than Philips) of 5% or more of the Issuer’s outstanding voting stock as of the effective date of such registration statement; provided, further, that the Issuer agrees that if any party to an agreement substantially similar to this Section 2.3(a) is released from such agreement by the Issuer or the relevant underwriter, LGE shall be released from the restrictions set forth in this Section 2.3(a) on substantially the same terms as such other party.

(b) Black-out Period for the Issuer and Others. In the case of a registration of Registrable Securities pursuant to Section 2.1, the Issuer agrees, if requested by LGE (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect any public sale or distribution of any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by LGE or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent the Issuer is timely notified in writing by LGE or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms F-4, S-4 or S-8 or any successor form to such forms, or (B) as part of any registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement.

2.4. Registration Procedures.

(a) In connection with the Issuer’s registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

(i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to one representative of LGE, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and LGE and its respective counsel;

(ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by LGE or (B) necessary to keep such registration effective for the period of time required by this Agreement;

(iii) prepare and file with the SEC the Prospectus as of the time required by the Securities Act;

(iv) notify LGE and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(v) promptly notify LGE and the managing underwriter or underwriters, if any (a) when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (b) if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case, as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in the Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or LGE reasonably request be included in such Prospectus or post-effective amendment, including relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to LGE and each managing underwriter, if any, as many conformed copies as LGE or each managing underwriter may reasonably request of the applicable Registration Statement (including one copy of any exhibits thereto);

(ix) deliver to LGE and each managing underwriter, if any, as many copies of the applicable Prospectus (including each preliminary Prospectus) as LGE or each managing underwriter may reasonably request (it being understood that the Issuer hereby consents to the use of the Prospectus by LGE and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as LGE or the managing underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with LGE and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) in the case of an Underwritten Offering, obtain for delivery to LGE and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to LGE and underwriter or underwriters, if any, and their respective counsel;

(xiv) in the case of an Underwritten Offering, obtain for delivery to the Issuer, the underwriter or underwriters, if any, and LGE, a comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xv) cooperate with LGE and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xvi) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xvii) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s securities of the same class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s securities of such class are then quoted;

(xviii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by LGE, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by LGE or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xviii) into customary confidentiality agreements in a form reasonably acceptable to the Issuer); and

(xix) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or by LGE in any such Underwritten Offering (it being understood that the Issuer need only use its reasonable best efforts in response to a request by LGE) and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request. LGE agrees to furnish such information to the Issuer and to cooperate with the Issuer as reasonably necessary to enable the Issuer to comply with the provisions of this Agreement.

2.5. Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by LGE pursuant to Section 2.1, the Issuer and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Issuer, LGE and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type. LGE, pursuant to Section 2.2, shall enter into such an underwriting agreement, reasonably satisfactory to LGE, at the request of the Issuer. LGE shall not be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding information provided by LGE for inclusion in the Registration Statement, its Registrable Securities and its intended method of distribution.

(b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by LGE pursuant to Section 2.1, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by LGE. In the case of any Underwritten Offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Issuer (but in the case of such discount and other terms, after reasonable consultation with LGE).

(c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.6. No Inconsistent Agreements; Additional Rights. The Issuer will not enter into, and is not currently a party to, any agreement that is, or could be, inconsistent with the rights granted to LGE by this Agreement.

2.7. Registration Expenses. LGE shall, on the terms and conditions set forth in this Section 2.7 and unless otherwise agreed, pay all of the expenses set forth in this paragraph to the extent that they are incurred solely in connection with a Demand Registration under this Agreement of Registrable Securities if it is the only seller in the offering. In a Demand Registration where there are sellers in addition to LGE or in a Piggyback Registration, LGE shall pay its pro rata portion of all such expenses to the extent that they are incurred solely in connection with such Registration in the proportion that the amount of Registrable Securities sold by LGE bears to the total amount of securities registered in the offering. Such expenses are (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all reasonably incurred printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all reasonable fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) all reasonable fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (vi) underwriting discounts and commissions, (vii) transfer taxes attributable to the sale of its Registrable Securities, and (viii) any reasonable expenses incurred in connection with the Issuer’s participation in roadshows relating to the offering subject to such Registration, subject in the case of any expenses referred to in clauses (i) through (viii) to reduction to the extent that the Issuer receives reimbursement in respect of any of the foregoing. Notwithstanding the foregoing in this Section 2.7, LGE shall not be required to pay any of the expenses set forth in this paragraph if LGE withdraws its request for registration following the exercise by the Issuer of its rights to suspend the use of such registration statement in accordance with Section 2.1(e) hereof (it being understood that the expenses related to a subsequent registration of Registrable Securities sold by LGE may be equitably adjusted to reflect the expenses incurred in respect of a Demand Registration from which LGE has withdrawn to the extent that the incurrence of the expenses in the earlier registration shall reduce the amount of expenses incurred in the subsequent registration).

2.8. Indemnification.

(a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, LGE and its respective officers, directors and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by LGE expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Issuer may otherwise have.

(b) Indemnification by LGE. LGE agrees to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by LGE to the Issuer specifically for inclusion in such Registration Statement. This indemnity shall be in addition to any liability LGE may otherwise have. In no event shall the liability of LGE be greater in amount than the dollar amount of the proceeds received by LGE under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.8 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.8, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.8(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.8(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.8(a) and 2.8(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.9. Rules 144 and 144A. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder or, if the Issuer is not required to file such reports, it will, upon LGE’s request, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, and it will take such further action as LGE may reasonably request, all to the extent required from time to time to enable LGE to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

SECTION 3. MISCELLANEOUS

3.1. Term. This Agreement shall terminate on the date as of which LGE=owns less than 10% of the Issuer’s outstanding common stock, subject to the right of LGE, in the event that it is not able to sell its Registrable Securities under Rule 144 (k) under the Securities Act, to make one additional request for a Demand Registration (pursuant to the provisions of this Agreement) after such date. The provisions of Section 2.8 shall survive any termination.

3.2. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Issuer to:

Finance & Risk Management

LG.Philips LCD Co., Ltd.

20 Yoido-dong, Youngdungpo-gu

Seoul, Korea

Attention:	Finance & Risk Management
Fax:	+82-2-3777-0792

with copies to:

Cleary, Gottlieb, Steen & Hamilton

Bank of China Tower

One Garden Road

Central, Hong Kong

Attention:	Jinduk Han, Esq.
Fax:	+852-2845-9026

(b)	if to LGE to:

International Finance

LG Electronics Inc.

20 Yoido-dong, Youngdungpo-gu

Seoul, Korea

Attention:	International Finance
Fax:	+82-2-3777-5301

with copies to:

Lee & Ko

16th Floor

West Wing Posco Center Building

892, Daechi-4-dong, Kangnam-gu

Seoul, Korea

Attention:	Yong Seok Ahn, Esq.
Fax:	+82-2-569-6333

All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.3. Governing Law; Service of Process; Consent to Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.4. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.5. Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer and LGE.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.6. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.7. Assignment. The registration rights of LGE under this Agreement with respect to any Registrable Securities may be assigned, provided that no such assignment shall be binding upon or obligate the Issuer under this Agreement to any such assignee unless and until (i) such assignee is an affiliate of LGE and (ii) the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any assignment of the rights and obligations under this Agreement made other than as provided in the first sentence of this Section 3.7 shall be null and void.

3.8. Other Agreements. The Issuer hereby agrees that until this Agreement terminates in accordance with Section 3.1 hereof, it will not, without the written consent of LGE, enter into or be a party to any other agreement, or modify or amend any existing agreement in any manner, that provides Philips or any other securities holder of the Issuer or any other person with more favorable registration rights than those provided to LGE hereby, including any amendment hereto.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

LG.PHILIPS LCD CO., LTD.

By:	/s/ BON JOON KOO
Name: Bon Joon Koo
Title: Joint Representative Director and Chief Executive Officer

By:	/s/ RON H. WIRAHADIRAKSA
Name: Ron H. Wirahadiraksa
Title: Joint Representative Director and Chief Financial Officer

LG ELECTRONICS INC.

By:	/s/ JONG HO PARK
Name: Jong Ho Park
Title: Vice President